                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CMI Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                CMI Corporation
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[z]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                CMI CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1995



To the Shareholders of
CMI Corporation:

     The 1995 Annual Meeting of Shareholders of CMI Corporation (the "Company") will be held on May 5, 1995 at 10 A.M. (Oklahoma City time), at the corporate offices, Interstate 40 and Morgan Road, Oklahoma City, Oklahoma 73101. The items of business to be considered are:

          1. The election of two directors for a term of three years each;

          2. An amendment to Article Sixth of the Company's Amended and Restated Certificate of Incorporation regarding the 4.75% ownership limitation on shares of the Company's Voting Class A Common Stock; and

          3. Such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on March 8, 1995 has been fixed as the record date for the determination of the holders of Voting Class A Common Stock, Common Stock and Series B Preferred Stock entitled to notice of and to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              By Order of the Board of Directors



                              Thane Swisher, Secretary




Oklahoma City, Oklahoma
April ___, 1995

                                CMI CORPORATION

                                PROXY STATEMENT
                                ---------------

                                  May 5, 1995


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CMI Corporation (the "Company") to be voted at the 1995 Annual Meeting of Shareholders of the Company on May 5, 1995 at 10 A.M. (Oklahoma City time), which meeting will be held at the offices of the Company, located at Interstate 40 and Morgan Road (P.O. Box 1985), Oklahoma City, Oklahoma 73101. Information in this Proxy Statement is as of March 1, 1995 unless otherwise stated. The approximate date on which the Proxy Statement and enclosed form of proxy have been mailed to shareholders is April ___, 1995.

     Any shareholder giving a proxy has the power to revoke the proxy at any time before it is voted by giving written notice to the Company. Any proxy which is not revoked will be voted at the Annual Meeting. Giving a proxy will not affect your right to vote in person if you attend the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Holders of record at the close of business on March 8, 1995 (the "Record Date") of shares of Voting Class A Common Stock, $0.10 par value ("Class A Stock"), Common Stock, $0.10 par value ("Common Stock"), and 7% Series B Preferred Stock, $1,000 per share redemption value ("Preferred Stock"), are entitled to notice of and to vote on all matters presented at the Annual Meeting. As of the Record Date there were 20,351,591 shares of Class A Stock, 621 shares of Common Stock and 4,500 shares of Preferred Stock issued and outstanding. Each share of Class A Stock, Common Stock and Preferred Stock is entitled to one vote on each item of business to be considered at the Annual Meeting.

     The following tables set forth certain information regarding the Company's Class A Stock and Preferred Stock owned by (i) each shareholder of the Company who is known by the Company to beneficially own more than five percent of the Company's outstanding Class A Stock or Preferred Stock, (ii) each of the Company's directors, and (iii) all directors and officers of the Company as a group.


                                       Number of Shares
Name and Address                        and Nature of           Percent of         Percent of
of Beneficial Owner                Beneficial Ownership(1)   Class A Stock (2)  Preferred Stock
- ---------------------------------  ------------------------  -----------------  ----------------

Recovery Equity Investors, L.P.          7,116,667 (3)             34.21%
901 Mariner's Island Boulevard
Suite 555
San Mateo, California  94404

Recovery Equity Partners, L.P.           7,116,667 (3)             34.21%
901 Mariner's Island Boulevard
Suite 555
San Mateo, California  94404


Joseph J. Finn-Egan                      7,116,667 (3)             34.21%
901 Mariner's Island Boulevard
Suite 555
San Mateo, California  94404

Jeffrey A. Lipkin                        7,116,667 (3)             34.21%
901 Mariner's Island Boulevard
Suite 555
San Mateo, California  94404

Bill Swisher                             3,471,669 (4)             17.04%
I-40 and Morgan Road
Oklahoma City, Oklahoma

Dimensional Fund Advisors, Inc.          1,253,597 (5)              6.16%
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Yargo, Inc.                                  4,500 (6)                                 100%
Perryville Corporate Park
Clinton, New Jersey  08809-4000

DIRECTORS AND ALL DIRECTORS AND OFFICERS AS A GROUP

                                                                No. of Shares of
                                             Term of        Class A Stock and Nature     Percent
Name of Director                          Office Expires  of Beneficial Ownership (1)   of Class
- ----------------------------------------  --------------  ----------------------------  ---------

David I. Anderson                             1996                        0                   0
Joseph J. Finn-Egan                           1997                7,116,667  (3)          34.21%
Larry D. Hartzog                              1995                  172,700  (7)           (10)
Jeffrey A. Lipkin                             1997                7,116,667  (3)          34.21%
Thomas P. Stafford                            1995                   10,000  (8)           (10)
Bill Swisher                                  1996                3,471,669  (4)          17.04%
All directors and
  officers as a group                                            10,851,306  (9)          51.54%
  (11 individuals including the above)

(1)  All shares are held directly unless indicated otherwise.

(2)  In order to reduce the likelihood of an "ownership change" as defined in
Section 382 of the Internal Revenue Code of 1986, as amended, which would limit or eliminate the Company's ability to use the approximately $44.3 million in federal income tax net operating loss carry forwards available to the Company at December 31, 1990, on February 14, 1992, the Company effected a one-for-two thousand reverse split (the "Reverse Split") of its Common Stock and declared a stock dividend (the "Stock Dividend") of 1,999 shares of Class A Stock for each share of Common Stock outstanding following the Reverse Split. Thereafter, on February 26, 1992, the Company commenced an exchange offer (the "Exchange Offer") offering to exchange one share of its Class A Stock for each outstanding whole share of Common Stock. As a result of the Reverse Split, Stock Dividend and Exchange Offer, approximately 99% of the Company's outstanding capital stock (excepting the Company's Preferred Stock) is now Class A Stock which is subject to transfer restrictions designed to prevent an ownership change. Following the Reverse Split, Stock Dividend and Exchange Offer, however, 622 shares of Common Stock are still outstanding and held of record by 37 persons. For purposes of computing the percent of Class A Stock held by a beneficial owner, director or officer, the 622 shares of Common Stock have been treated as shares of Class A Stock.

(3) All of the shares beneficially owned by Recovery Equity Investors, L.P., a Delaware limited partnership ("REI"), are included in the shares beneficially owned by Recovery Equity Partners, L.P., the general partner of REI, and Messrs. Finn-Egan and Lipkin, the general partners of Recovery Equity Partners, L.P. This amount includes 450,000 shares of Class A Stock which REI has the right to acquire pursuant to the terms of a warrant purchased by REI from the Company on January 15, 1993. This amount does not, however, include 2,713,141 shares of Class A Stock beneficially owned by Bill Swisher and certain members of his family, with respect to which shares REI may (i) elect to acquire pursuant to a right of first refusal or participate in the sale thereof pursuant to tag-along rights, in each case under a certain Shareholders Agreement (the "Shareholders Agreement"), dated August 19, 1991, between REI, the Company, Bill Swisher and certain members of Mr. Swisher's family, and (ii) vote or direct the voting of in favor of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of a certain Investment Agreement (the "Investment Agreement"), dated August 19, 1991, between the Company and REI.

(4) Includes 440,040 shares of Class A Stock held by trusts for the benefit of certain of Mr. Swisher's children; 544,314 shares held individually by Mr. Swisher's children; 842 shares held individually by a grandchild of Mr. Swisher; 67,565 shares held by trusts for the benefit of Mr. Swisher's grandchildren; 20,000 shares that may be acquired by two of Mr. Swisher's children upon the exercise of options which are presently exercisable; 1,398,852 shares held by a revocable trust of which Mr. Swisher is the sole trustee and beneficiary during his lifetime; and 500,000 shares held by a charitable remainder trust of which Mr. Swisher and his wife are the sole trustees and have a unitrust interest during their joint lifetimes. Mr. Swisher disclaims beneficial ownership of all shares held by or for the benefit of his children or grandchildren. Pursuant to the terms of the Shareholders Agreement, Mr. Swisher and certain members of his family are required to vote or grant to REI a proxy to vote 2,713,141 shares of this Class A Stock in favor of the election of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement.

(5) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, was deemed to have beneficial ownership of 1,253,597 shares of Class A Stock as of December 31, 1994, all of which shares are held in the portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(6) Includes only Preferred Stock. On November 8, 1994, Yargo, Inc. filed suit against the Company seeking payment of $1,417,500 of dividends accrued but not paid on the 4,500 shares of Preferred Stock and any dividends accruing after the date of the lawsuit on such shares. In addition, Yargo is asking that the Company be required to redeem 4,250 shares of the Preferred Stock at a cost of $4,250,000. The Company has denied that it is obligated at this time to redeem any shares of Preferred Stock and/or pay all dividends accrued thereon.

(7) Includes 150,000 shares of Class A Stock which Mr. Hartzog has the right to acquire pursuant to the terms of a warrant purchased by Mr. Hartzog from the Company on January 15, 1993 and 22,700 shares held by a trust of which Mr. Hartzog is the trustee and beneficiary.

(8) Includes 10,000 shares of Class A Stock which Mr. Stafford has the right to acquire pursuant to the terms of a stock option granted by the Company to him on February 19, 1993.

(9) Includes 610,000 aggregate shares of Class A Stock which Messrs. Hartzog and Stafford and REI have the right to acquire pursuant to the terms of the stock options and warrants granted by the Company to them.

This amount also includes 100,000 shares of Class A Stock which may be acquired upon the exercise of options which are presently exercisable by executive officers and two of Mr. Swisher's children.

(10)  Constitutes less than one percent of the outstanding Class A Stock.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members. The current number of directors is six. For election purposes, directors are divided into three groups of two directors each. Each group holds office for three years. The Bylaws provide that one group of the Board be elected at each Annual Meeting.

     At the Annual Meeting, management will present as nominees and recommend to the shareholders that Larry D. Hartzog and Thomas P. Stafford be elected to serve on the Board of Directors for a term of three years and until their successors are duly elected and qualified. Shares represented by the accompanying proxy will be voted for the election of Messrs. Hartzog and Stafford, unless otherwise indicated on the proxy.

     Each nominee for election as a director of the Company must be elected by the affirmative vote of the holders of a majority of the outstanding shares of Class A Stock, Common Stock and Preferred Stock, voting together as a class, present in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF NOMINEES LARRY D. HARTZOG AND THOMAS P. STAFFORD. Unless a shareholder requests that the voting of the proxy be withheld for any one or more of the nominees for director, the shares represented by the enclosed proxy will be voted for the election of all nominees. Should either of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may designate substitute nominees in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

     The following is a brief account of the business experience during the past five years of each director and each person nominated to become a director, including his principal occupation and employment during that period, and the name and principal business of any corporation or other organization in which each person has been occupied or employed. Directorships in certain companies presently held by each director or nominee are also set forth.

     Mr. Anderson (age 56) has been a director of the Company since May 7, 1993. Since 1982, Mr. Anderson has been a partner of Morris-Anderson & Associates, Ltd., a management consulting firm. Prior to founding Morris-Anderson & Associates, Ltd., Mr. Anderson was the Senior Vice President and Chief Financial Officer of Xonics, Inc., a manufacturer and distributor of medical imaging systems. Mr. Anderson is also a limited partner in Recovery Equity Partners,
L.P., the general partner of REI.   Mr. Anderson was designated by REI pursuant
to the terms of the Investment Agreement to be appointed to the Company's Board of Directors.

     Mr. Finn-Egan (age 61) has been a director of the Company since August 30, 1991. Since 1987, Mr. Finn-Egan has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Prior to co-founding REI with Mr. Lipkin, Mr. Finn-Egan was a private investor who principally invested in and managed troubled companies in a variety of industries. Mr. Finn-Egan is also a director of The Foothill Group, Inc. Mr. Finn-Egan was designated by REI pursuant to the terms of the Investment Agreement to be appointed to the Company's Board of Directors.

     Mr. Hartzog, (age 60), has practiced law in Oklahoma City, Oklahoma since 1961 and is presently a director and stockholder of Hartzog Conger & Cason, an Oklahoma City law firm. Mr. Hartzog became a director of the Company in 1975.

     Mr. Lipkin (age 48) has been a director of the Company since August 30, 1991. Since 1987, Mr. Lipkin has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Prior to co-founding REI with Mr. Finn-Egan, Mr. Lipkin was a partner in Gaston & Snow, a national law firm, from 1984 to 1989. Mr. Lipkin is also a director of The Foothill Group, Inc. Mr. Lipkin was designated by REI pursuant to the terms of the Investment Agreement to be appointed to the Company's Board of Directors.

     Mr. Stafford (age 64) USAF (Ret. Lt. Gen.), has held various positions in government and industry throughout his career and currently is a consultant with General Technical Services, Inc. Mr. Stafford became a director of the Company in 1983. Since 1980 Mr. Stafford has served as Chairman of the Board of Omega Watch Corporation of America. He also is currently a member of the board of directors of Allied-Signal, Inc., Tremont, Inc., Fischer Scientific, Inc., Pacific Scientific, Inc., Wheelbrator Technologies, Inc., Seagate Technology, Inc. and Tracor, Inc.

     Mr. Swisher (age 64) has been Chairman of the Board and Chief Executive Officer of the Company since 1965 and a director since 1966. Mr. Swisher is a director of Oklahoma Gas and Electric Company. Mr. Swisher's son, Thane Swisher, is a Vice President and Secretary of the Company.

     The Board of Directors of the Company has a standing Audit Committee, the members of which are Messrs. Hartzog, Lipkin and Stafford. The Audit Committee held five meetings during 1994. The Audit Committee's principal responsibilities are to generally review the overall scope and results of the audit by the Company's independent auditors and to recommend to the Board of Directors the appointment of the independent auditors. The Board of Directors also has a standing Compensation Committee, consisting of Messrs. Anderson, Finn-Egan, Hartzog, Lipkin and Stafford. The Compensation Committee met four times during 1994. The principal functions of the Compensation Committee are
(i) to review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs, (ii) to review annually officers' salaries, management incentives and stock options, and (iii) to administer the Company's stock option plan, management incentive plans and other long-term incentive plans. The Company does not have a Nominating Committee.

     During 1994, each director who was not an officer of the Company was compensated at the rate of $1,000 per month for his services on the Board of Directors and as a member of any Board committee. Each director who was not an officer of the Company also received $1,000 for each meeting of the Board actually attended. Directors who are also officers and employees of the Company were not paid for their services as directors or for attendance at meetings.
The Board of Directors of the Company held four meetings during 1994. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

                  AMENDMENT TO ARTICLE SIXTH OF THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has approved and recommends that the shareholders approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation by amending Section (D) of Article Sixth. The text of Section (D) of Article Sixth, as proposed to be amended, is set forth in Exhibit "A" attached to this proxy statement.

     In February 1992, the shareholders of the Company approved numerous amendments to the Company's Certificate of Incorporation including, without limitation, an amendment generally prohibiting any person from acquiring (other than from the Company) any Class A Stock of the Company or any rights to acquire Class A Stock if the person was, or would thereby become, a holder of 4.75% or more of the fair market value of the Company's issued and outstanding capital stock, unless the Company's Board of Directors consents to the acquisition and, if requested by the Board of Directors, after receiving an opinion of counsel as to the effect of the transfer on the federal income tax net operating loss carryforwards ("Carryforwards") then available to the Company. The purpose of this particular amendment was to facilitate the Company's ability to preserve and utilize its Carryforwards free of the limitations imposed under Section 382 of the Internal Revenue Code of 1986, as amended.

     The Board has determined that the Company's Class A Stock should be listed on the New York Stock Exchange ("NYSE"). During the Company's initial eligibility review for such listing, the NYSE raised certain procedural issues with the existing provisions of Section (D) of Article Sixth. The NYSE was concerned with the treatment afforded the seller of shares in a transaction which would violate Section (D) of Article Sixth. Under the existing Article Sixth, "all rights with respect to the Prohibited Shares shall remain the property of the person who initially purported to Transfer the Prohibited Shares to the Purported Acquiror (the "Initial Transferor") until such time as the Prohibited Shares are resold as set forth in subparagraph (1) or subparagraph
(2) below. . . ."  The NYSE is concerned that this and other language in Section
(D) of Article Sixth does not allow for a settlement of the transaction if the seller retains rights to the shares and has advised the Company that if such language were to remain in the Company's Amended and Restated Certificate of Incorporation, the Company would not be eligible to apply for listing on the NYSE. In order to satisfy the NYSE, the proposed amendment clearly states that "nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. or any other stock exchange on which the Voting Class A Common Stock is traded." The proposed amendment further states that "all rights with respect to the Prohibited Shares shall be deemed to be held by an agent designated by the Corporation from time to time (the "Agent") until such time as the Prohibited Shares are resold as set forth in subparagraph (1) or subparagraph (2) below."

     The NYSE has reviewed the proposed amendment to Section (D) of Article Sixth and has stated that if such amendment is approved by the Company's shareholders and certain other requirements are met (none of which require shareholder approval), the Company is eligible to apply for listing on the NYSE.

     THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" APPROVAL OF THE AMENDMENT.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer and the four other executive officers of the Company and its subsidiaries as to whom the total annual salary and bonus for the year ended December 31, 1994, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                              Compensation
                                               Annual Compensation              Awards
            Name                  -----------------------------------------   -------------
            and                                                   Other
         Principal                                               Annual       Stock Options       Other
         Position                 Year   Salary    Bonus     Compensation(1)     (Shares)      Compensation
- ----------------------------      ----  -------   --------   ---------------  -------------    ------------

Bill Swisher                      1994  $250,000  $126,250         $0                 0        $ 3,732(2)
Chairman of the                   1993   170,625    75,000          0                 0          3,661
Board and Chief                   1992   157,917         0          0                 0          3,574
Executive Officer

William S. Locke                  1994  $128,750  $ 29,110         $0                 0        $ 3,476(2)
President of Load King            1993   125,000         0          0                 0          3,457
 Division                         1992   116,551         0          0            50,000          3,420

Jim D. Holland                    1994  $110,000  $ 38,885         $0                 0        $ 1,836(2)
Senior Vice President,            1993    92,581    25,000          0                 0          1,169
 Treasurer and Chief Financial    1992    85,412         0          0            50,000          1,286
 Officer

Murray Rowe                       1994  $ 80,000  $ 33,560         $0                 0        $   400(3)
President of Bid-Well             1993    85,000         0          0                 0            601
 Division                         1992    85,000    35,067          0            50,000            425

Lou Aguilera (4)                  1994  $ 80,000  $ 25,681(5)      $0                 0        $16,132(6)
Executive Vice President -        1993     1,442         0          0            40,000              0
 International Operations         1992    N/A       N/A           N/A               N/A            N/A

 (1) Excludes perquisites and other benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total of such officer's annual salary and bonus.

 (2) Includes contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of the named officer and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named officer.

 (3) Contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of Mr. Rowe.

 (4) Mr. Aguilera was not an executive officer during 1992 or the vast majority of 1993. Mr. Aguilera was employed by the Company on December 27, 1993.

 (5) Unlike the other executive officers named, the amount of Mr. Aguilera's 1994 bonus was not determined in accordance with the terms of the Company's annual incentive compensation programs. Rather, Mr. Aguilera received a commission on all international sales made by the Company in 1994.

 (6) Includes contributions made by the Company to the Tax Savings Retirement Thrift Plan on behalf of Mr. Aguilera and a one-time payment to reimburse Mr. Aguilera for costs incurred in connection with his relocation to Oklahoma City.

OPTIONS GRANTED

     The following sets forth information concerning stock option grants during the last fiscal year to the five executive officers named in the Summary Compensation Table.

                           OPTION/SAR GRANTS IN 1994

                                                                                    Potential
                            Individual Grants                                 Realized Value at
- --------------------------------------------------------------------------     Assumed Annual
                                    Percentage of                            Rates of Stock Price
                                   Total Options/                                Appreciation
                    Options/SARs    SARs Granted    Exercise                   for Option Term
                      Granted       to Employees     Price      Expiration   --------------------
Name                  (Shares)        in 1994     (Per Share)      Date         5%         10%
- ----                ------------   -------------- ----------    ----------    -----       -----

Bill Swisher             0                0           N/A          N/A          N/A         N/A

William S. Locke         0                0           N/A          N/A          N/A         N/A

Jim D. Holland           0                0           N/A          N/A          N/A         N/A

Murray Rowe              0                0           N/A          N/A          N/A         N/A
Lou Aguilera             0                0           N/A          N/A          N/A         N/A


OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the five executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at December 31, 1994.

  AGGREGATED OPTION/SAR EXERCISES IN 1994 AND 12/31/94 OPTION/SAR VALUES(1)(2)



                                                            Value of
                      Number of Unexercised               Unexercised
                         Options/SARs at                  In-the-Money
                        December 31, 1994               Options/SARs at
  Name                      (Shares)                 December 31, 1994(3)
  ----                ---------------------          --------------------
                    Exercisable  Unexercisable   Exercisable    Unexercisable
                    -----------  -------------   -----------    -------------

Bill Swisher                  0              0   $        0       $         0

William S. Locke         18,750         31,250   $60,937.50       $101,562.50

Jim D. Holland           18,750         31,250   $60,937.50       $101,562.50

Murray Rowe              18,750         31,250   $60,937.50       $101,562.50
Lou Aguilera              5,000         35,000   $        0(4)    $         0(4)


(1)  No SARs are outstanding.
(2)  None of the named executive officers exercised options during 1994.
(3) Based on the closing price of the Company's Class A Stock on the American Stock Exchange on December 31, 1994.
(4) The exercise price per share of Mr. Aguilera's option exceeded the closing price of the Company's Class A Stock on the American Stock Exchange on December 31, 1994.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     David I. Anderson, Joseph J. Finn-Egan, Larry D. Hartzog, Jeffrey A. Lipkin and Thomas P. Stafford are each members of the Compensation Committee of the Company's Board of Directors. Mr. Finn-Egan and Mr. Lipkin are the general partners of Recovery Equity Partners, L.P., which is the general partner of REI. Mr. Finn-Egan, Mr. Lipkin and David Anderson have each been designated by REI to serve on the Company's Board of Directors pursuant to the terms of the Investment Agreement dated August 19, 1991, between REI and the Company.

     On January 15, 1993, the Company entered into separate unsecured lending transactions with REI and Larry D. Hartzog, whereby the Company borrowed $1,477,500 from REI and an additional $492,000 from Mr. Hartzog. Both loans (i) are payable in full on July 15, 1995, (ii) accrue interest at the rate of nine percent (9%) per annum, and (iii) are subordinated to the Company's secured line-of-credit with its primary lender. In connection with the unsecured lending transactions, REI and Mr. Hartzog also purchased for $37,500 and $12,500, respectively, warrants entitling them to acquire up to 450,000 shares and 150,000 shares, respectively, of Class A Stock for $3.75 per share. The closing price of the Class A Stock on the American Stock Exchange on January 14, 1993 was $3.50 per share. The warrants purchased by REI and Mr. Hartzog each provide that one-half of the shares of Class A Stock subject thereto may be purchased at any time prior to January 15, 1997. With respect to the remaining shares of Class A Stock purchasable, the warrants vest pro-rata between

August 15, 1993 and July 15, 1995; provided, however, upon its payment of all obligations owing under the loan, the Company has the right to purchase from the holder of the warrant its rights with respect to all unvested warrant shares at a per share price of $0.0875. The warrants, which expire on January 15, 1997, also provide that the number of shares of Class A Stock which may be purchased and/or the exercise price at which the warrants may be exercised will be adjusted upon the occurrence of certain events diluting REI's and Mr. Hartzog's rights under the warrants. In addition, the exercise price of the warrants will be adjusted to the lesser of (i) fifty percent (50%) of the then effective exercise price and (ii) fifty percent (50%) of the current market price of the Class A Stock upon the occurrence of certain events such as, among other things, the Company's failure to repay the loan in accordance with its terms.

     The firm of Office Technologies, Inc. ("OTI"), in which Thomas P. Stafford, a director of the Company, is a director and shareholder, received approximately $745,000 during 1994 for contract labor services rendered to the Company. Mr. Stafford became a Director of and acquired his ownership interest in OTI in May 1994. Less than $10,000 of this $745,000 was paid by the Company to OTI after the time that Mr. Stafford acquired his ownership interest in OTI.

     The Company leases certain equipment and real property from a partnership (the "Partnership"), 80% of which is owned by Bill Swisher, Chairman of the Board and Chief Executive Officer of the Company, and 20% of which is owned by his father, George Swisher. Aggregate payments made on these leases during 1994 were $93,906.75.

     From time to time during 1983 through 1985, Bill Swisher, Chairman of the Board and Chief Executive Officer of the Company, loaned to CMI Energy Conversions Systems, Inc. ("CMI Energy"), a wholly-owned subsidiary of the Company, amounts aggregating $651,000. CMI Energy has repaid the principal amount of the indebtedness. However, at December 31, 1994, interest in the amount of approximately $260,000 was still owed to Mr. Swisher on the loans.

     The law firm of Hartzog Conger & Cason, in which Larry D. Hartzog, a director of the Company, is a director and stockholder, rendered legal services to the Company during 1994.

PERFORMANCE GRAPH

     The following graph shows the cumulative total shareholder return on the Company's Class A Stock/Common Stock over the last five fiscal years as compared to the returns of the American Stock Exchange Market Value Index (the "Broad Market") and a peer group (the "Peer Group") selected by the Company. This Peer Group consists of Astec Industries, Inc., Caterpillar, Inc., Athey Products Corp., Clark Equipment Company, Hein-Werner Corp., Portec, Inc., Rexworks, Inc., and Terex Corp. The graph assumes $100 was invested on December 31, 1989 in the Company's Common Stock, the Broad Market and the Peer Group and assumes reinvestment of dividends.


                 12/31/89   12/31/90   12/31/91   12/31/92   12/31/93   12/31/94

CMI             $  100.00  $   47.37  $   89.47  $  152.63  $  289.47  $  273.68
Peer Group      $  100.00  $   80.70  $   77.82  $   93.70  $  159.79  $  195.80
Broad Market    $  100.00  $   84.80  $  104.45  $  105.88  $  125.79  $  111.12

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Company's executive officers and administers the Company's stock option plan and other management incentive plans. The Committee is composed of the five outside directors of the Company.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

     Under the supervision of the Committee, the Company has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value by aligning closely the financial interests of the Company's executive officers with those of its shareholders. In furtherance of those goals, the Committee has established the following fundamental objectives:

     1) Provide a competitive compensation package that will enable the Company to attract and retain key executives.

     2) Integrate all compensation policies and plans with the Company's short-term and long-term business objectives and strategies, and focus executive behavior on the fulfillment of those objectives.

     3) Provide compensation opportunities that are linked to performance of the Company and increases in shareholder value.

COMPONENTS OF COMPENSATION PROGRAM

     Each year, the Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the actual performance of the Company. The Company's compensation program is based on the following three components, each of which is intended to serve the Company's overall compensation philosophy.

     BASE SALARY: Base salary levels of the Company's executive officers are largely determined through comparisons with companies in the same or similar businesses of the Company and its subsidiaries. Actual salaries are based on individual performance within a competitive salary range for each position that is established through job evaluation and market comparisons.

     ANNUAL INCENTIVE COMPENSATION: In early 1994, the Committee adopted the Senior Management Incentive Bonus Plan (the "Plan"), which Plan covers all of the named executive officers other than Mr. Aguilera and Mr. Rowe, as well as other mid-level management personnel. Participants in the Plan are eligible to earn cash bonuses based on (i) the overall performance of the Company and/or the business unit of the Company in which the participant is primarily involved, and
(ii) in some cases, a subjective analysis of the participant's individual performance. In assessing the overall performance of the Company (or a particular business unit), the 1994 earnings before taxes ("EBT") of the Company (or business unit) are measured against EBT targets established by the Committee for the Company and each of its business units. In assessing the individual performance of a participant, the Committee considers performance factors particular to each participant, such as the participant's level of responsibility within the Company and individual managerial accomplishments.
For the fiscal year ended December 31, 1994, aggregate bonuses of $243,027 were paid under the Plan.

     Certain employees of the Bid-Well Division of the Company, including Mr. Rowe, were eligible in 1994 to participate in a separate management incentive plan (the "Bid-Well Plan") for the division. Under the terms of the Bid-Well Plan, the eligible employees could earn cash bonuses if the income of the division exceeded certain predetermined levels. Like the Plan, the objective of the Bid-Well Plan is to advance the interests of the Company and its shareholders by providing incentives to the attainment of consistent steady growths in revenue and income. In 1994, aggregate bonuses of $67,121 were paid under the Bid-Well Plan. Of the executive officers named in the Summary Compensation Table, only Mr. Rowe participated in the Bid-Well Plan.

     Payments under both the Plan and the Bid-Well Plan were made after receipt of annual audited financial statements for the Company and its subsidiaries.

     STOCK OPTION PROGRAM: In 1992, the Company established the 1992 Incentive Stock Option Plan (the "Stock Option Plan") and granted options to 30 employees of the Company and its subsidiaries entitling the employees to purchase up to 475,000 aggregate shares of Class A Stock at a per share exercise price of $3.25. In 1993, options were granted to one additional employee of the Company and its subsidiaries entitling the employee to purchase up to 40,000 shares of Class A Stock. The per share price of this option was $6.875. In 1994, no options were granted to employees of the Company and its subsidiaries. The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by providing long-term incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the long-term performance and growth of the Company and its subsidiaries by enabling such employees to acquire a proprietary interest in the Company. The Stock Option Plan provides for both the grant of incentive stock options pursuant to (S) 422 of the Internal Revenue Code of 1986, as amended, and options which do not qualify as incentive stock options, as well as alternative rights to receive the appreciation on stock. Executive officers (excepting Bill Swisher) and other employees of the Company and its subsidiaries are eligible to receive stock options or stock appreciation rights from time to time giving them the right to purchase shares of Class A Stock at a specified price in the future. 505,258 shares of Class A Stock remain available for grant under the terms of the Stock Option Plan.

DISCUSSION OF 1994 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

     The Committee applied the executive compensation policies and programs described above in determining the total compensation of Bill Swisher, the Company's Chairman and Chief Executive Officer. As reflected in the Summary Compensation Table on page 7, Mr. Swisher's base salary was increased in 1994 by approximately $80,000. This increase in base salary was based primarily on a subjective evaluation of the Company's performance in 1993 (and, in particular, the increase in net income and revenues for 1993), Mr. Swisher's performance in 1993 and a review of market salary data.

     Pursuant to the Plan described above, the Committee awarded Mr. Swisher a cash bonus of $126,250. No options or other long-term incentives were granted to Mr. Swisher in 1994. In adopting the Plan, the Committee determined that the amount of any bonus paid to Mr. Swisher should not be based in whole or in part upon a subjective analysis of Mr. Swisher's performance. Rather, the amount of Mr. Swisher's bonus was determined by measuring the 1994 EBT of the Company against the EBT target established by the Committee for the Company and its subsidiaries. The Committee chose to tie Mr. Swisher's bonus to the Company's EBT because of the direct correlation between increases in the profitability of the Company and shareholder value.

     The EBT of the Company and its subsidiaries for 1994 was approximately $13.1 million, which amount slightly exceeded the EBT target established by the Committee.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                               DAVID I. ANDERSON
                              JOSEPH J. FINN-EGAN
                                LARRY D. HARTZOG
                               JEFFREY A. LIPKIN
                               THOMAS P. STAFFORD


                            APPOINTMENT OF AUDITORS

     The Board of Directors has selected KPMG Peat Marwick as the Company's independent auditors for the 1995 fiscal year.

     KPMG Peat Marwick is the accounting firm which audited and reported on the Company's financial statements for the last fiscal year. A representative of KPMG Peat Marwick is expected to attend the Annual Meeting. The representative will be afforded an opportunity to make a statement, if he desires to do so. It is anticipated that the representative will also be available to answer appropriate questions.


                               OTHER INFORMATION

COST OF PROXY SOLICITATION

     The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph. All such solicitations will be made by officers or other employees of the Company who will not receive extra compensation therefor.

ADDITIONAL MATTERS

     While the notice for the Annual Meeting calls for the transaction of any other business as may be properly presented, management is not aware of any business to be submitted at the Annual Meeting not referred to in the proxy. If any further business is presented, the persons named in the proxy will act according to their best judgment on behalf of the shareholders they represent.

SHAREHOLDERS' PROPOSALS

     If a shareholder wishes to present a proposal at the 1996 Annual Meeting of Shareholders such proposal must be received by the Company at its office in Oklahoma City prior to December ___, 1995.

SEC FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS LATEST FISCAL YEAR IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER OF THE COMPANY WHO REQUESTS A COPY IN WRITING FROM MR. JIM D. HOLLAND, SENIOR VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, CMI CORPORATION, P.O. BOX 1985, OKLAHOMA CITY, OKLAHOMA 73101.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's Class A Stock to file certain reports with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange concerning their beneficial ownership of the Company's Class A Stock. The SEC regulations also require that a copy of all such Section 16(a) forms must be furnished to the Company by the executive officers, directors and 10% shareholders.

     Based on a review of the copies of such forms and amendments thereto received by the Company, or written representations that no filings were required, the Company believes that during 1994 all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were met with the exception of one report. Mr. Holland did not timely file a report relating to his purchase of 20 shares of Class A Stock. Bill Swisher also recently determined that he inadvertently failed to file a
Section 16(a) report relating to his acquisition in 1987 of 2,350 shares; however, Mr. Swisher has since corrected this oversight.

VOTE REQUIRED FOR ELECTION OF DIRECTORS AND ADOPTION OF COMPANY PROPOSAL

     Under the Company's Bylaws, the holders of one-third of the issued and outstanding shares of Class A Stock, Common Stock and Preferred Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for all purposes unless otherwise provided by law or by the Company's Amended and Restated Certificate of Incorporation or Bylaws. Where a quorum is present, the affirmative vote of a majority of the stock represented at the meeting is required for the election of the directors. The affirmative vote of a majority of the outstanding shares of the Class A Stock, the Common Stock and the Preferred Stock is required for the adoption of the amendment to Article Sixth of the Company's Amended and Restated Certificate of Incorporation. For purposes of determining whether the directors have been elected or the proposed amendment has received a majority vote, abstentions are the equivalent of a negative vote.

                                 By Order of the Board of Directors



                                   Thane Swisher, Secretary

Oklahoma City, Oklahoma
April ___, 1995



YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

                                  EXHIBIT "A"

      SECTION (D) OF ARTICLE SIXTH OF THE COMPANY'S AMENDED AND RESTATED
            CERTIFICATE OF INCORPORATION, AS PROPOSED TO BE AMENDED
            -------------------------------------------------------

     (D) Shares of Voting Common Stock and Voting Class A Common Stock shall be identical in all respects and, subject to the prior rights, if any, of any holders of Preferred Stock that may be outstanding from time to time, shall share equally on a per share basis in any dividends declared and paid by the Corporation or in the proceeds of any liquidation, dissolution or winding up of the Corporation, except that no share of Voting Class A Common Stock shall be transferable or assignable in any respect, either of record or beneficially, unless such transfer or assignment is permitted under the following provisions:

          (a) Until the earliest of January 1, 2006, such date as the Corporation shall no longer have any unutilized federal income tax net operating loss carryovers or capital loss carryovers, whether or not such carryovers are currently in existence (the "Carryforwards") or such date after which Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described herein are no longer necessary to accomplish their intended purpose: (1) any attempted sale, transfer, assignment or other disposition (including the granting of any option (within the meaning of section 382 of the Code and the Income Tax Regulations as now in effect or hereafter promulgated pursuant thereto (the "Regulations")) (any such option being referred to hereinafter as an "Option") or entering into of any agreement for the sale, transfer or other disposition), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise (a "Transfer"), of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire such stock, to any person or entity or group of persons or entities acting in concert (a "Transferee") who or which owns or owned, directly, indirectly or by application of the constructive ownership rules set forth in Sections 382 and 318 of the Code and the Regulations, or in any other manner representing "ownership" under any circumstances for purposes of section 382 of the Code and the Regulations (collectively, "Owns" or "Owned"), at any time during the 3-year period ending on the day of the Transfer, an aggregate number of shares of the Corporation's stock (taking into account for this purpose all interests in the Corporation that are treated as stock for purposes of Section 382(g)(1) of the Code and no other interests in the Corporation (any interest that is so treated being referred to hereinafter as "Stock")) having a fair market value equal to or greater than 4.75 percent of the fair market value of the Corporation's then outstanding Stock shall be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock and (2) any attempted Transfer of any share or shares of the Voting Class A Common Stock of the Corporation or of any Option to acquire Voting Class A Common Stock to any Transferee not described in clause (1) hereof who or which would Own, as a result of the Transfer or as a result of a subsequent Transfer of any share or shares of the Corporation's Stock or of any Option to acquire the Corporation's Stock, an aggregate number of shares of the Corporation's Stock, having a fair market value equal to or greater than 4.75 percent of the aggregate fair market value of all of the Corporation's Stock then outstanding, shall, as to the number of shares representing such excess over 4.75 percent, be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of Voting Class A Common Stock or any Option to acquire Voting Class A Common Stock; provided, however, that nothing contained in this Section (D) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. or any other stock exchange on which the Voting
     Class A Common Stock is traded.

          (b) The restrictions contained in paragraph (a) of this Section (D) of this Article Sixth have been included herein for the purpose of reducing the risk of occurrence of an "ownership change" within the meaning of
     Section 382(g) of the Code and the Regulations that would result in the disallowance or limitation of the Corporation's utilization of the Carryforwards and to maintain the tax advantage of the Corporation associated with the Carryforwards.

          (c) Neither clause (1) nor clause (2) of paragraph (a) of this Section
     (D) of this Article Sixth shall restrict any Transfer of Voting Class A Common Stock of the Corporation if (1) the prior written approval of the Board of Directors of the Corporation (based on a majority vote of the Board of Directors) shall have been obtained with respect to such Transfer and (2) if so requested by the Board of Directors, counsel to the Corporation shall have delivered its opinion that such Transfer would not result in an "ownership change" within the meaning of Section 382(g) of the Code and the Regulations that would result in the elimination or limitation of the Corporation's utilization of the Carryforwards. The Board of Directors shall have the authority, in its sole discretion, to adopt procedures for the orderly and effective administration and implementation of this Section (D) and, in deciding whether to approve any proposed Transfer of Voting Class A Common Stock of the Corporation, the Corporation acting through any officer may request all relevant information, as well as an opinion of counsel in form and substance reasonably satisfactory to the Board of Directors. No employee or agent of the Corporation shall be permitted to record any attempted or purported Transfer of Voting Class A Common Stock of the Corporation made in violation of this Article Sixth and no Transferee of Voting Class A Common Stock of the Corporation effected in violation of this Article Sixth shall be deemed to have acquired ownership of Voting Class A Common Stock for any purpose. Such intended Transferee shall not be entitled to any rights as a shareholder of the Corporation with respect to such Voting Class A Common Stock including, but not limited to, the right to vote such Voting Class A Common Stock or to receive any distributions in respect thereof, whether as dividends or in liquidation.

          (d) If the procedures adopted by the Board of Directors so require, the Corporation's transfer agent shall not issue any certificates transferring, assigning or disposing of or purporting to transfer, assign or otherwise dispose of legal ownership of any shares of Voting Class A Common Stock unless the transfer agent receives from the proposed Transferee, in addition to any other information requested by it, a certificate signed under penalty of perjury attesting to the fact that the Transferee does not, and will not become as a result of the proposed Transfer, assignment or other disposition, Own an aggregate number of shares of the Corporation's outstanding Stock having a fair market value equal to or greater than 4.75 percent of the aggregate fair market value of all of the Corporation's outstanding Stock. If at any time the Corporation's transfer agent receives a request to make a change in record ownership of shares of Voting Class A Common Stock of the Corporation which, if effected, would appear to the transfer agent on the basis of information in its possession to constitute a violation of this Article Sixth, then, prior to registering such change in ownership on the books of the Corporation, the transfer agent shall notify the Corporation. If the Board of Directors or an officer of the Corporation designated by the Board of Directors determines that the proposed change in ownership would violate this Article Sixth, then the Corporation shall so advise the transfer agent and the transfer agent shall not make such change in ownership on the books of the Corporation.

          (e) Unless approval of the Board of Directors is obtained as provided in Paragraph (c) above, any attempted Transfer of shares of Voting Class A Common Stock of the Corporation or any Option to acquire shares of Voting Class A Common Stock of the Corporation in excess of the shares that could be Transferred to the Transferee without restriction under paragraph (a) above shall not be effective to Transfer ownership of such excess shares or Options (the "Prohibited Shares") to the purported acquiror thereof (the "Purported Acquiror"), who shall not be entitled to any rights as a shareholder of the Corporation with respect to the Prohibited Shares (including, without limitation, the right to vote or to receive dividends with respect thereto). All rights with respect to the Prohibited Shares shall be deemed to be held by an agent designated by the Corporation from time to time (the "Agent") until such time as the Prohibited Shares are resold as set forth in subparagraph (1) or subparagraph (2) below. The Purported Acquiror, by acquiring ownership of shares of Voting Class A Common Stock of the Corporation that are not Prohibited Shares, shall be deemed to have consented to all of the provisions of this Section (D) and to have agreed to act as provided in the following subparagraph (1).

               (1) Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate, or other evidence of purported ownership of the Prohibited Shares within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares that were received by the Purported Acquiror (the "Prohibited Distributions"), to the Agent. If the Purported

          Acquiror has sold the Prohibited Shares to an unrelated party in any arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares on behalf of the Agent and, in lieu of transferring the Prohibited Shares and Prohibited Distributions to the Agent, shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to the following subparagraph (2) if the Prohibited Shares had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares.

               (2) The Agent shall sell in an arm's-length transaction (through the stock exchange, if any, on which the Voting Class A Common Stock is traded, if possible) any Prohibited Shares transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales Proceeds"), or the Resale Proceeds, if applicable, and any Prohibited Distributions shall be distributed as follows: (i) first, to the Agent and/or the Corporation for any costs incurred in respect of their efforts to enforce the provisions of this Section (D) of this Article Sixth, (ii) second, with respect to the Sales Proceeds (or Resale Proceeds) only, to the Purported Acquiror, in an amount up to the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares (or, where the purported Transfer of the Prohibited Shares to the Purported Acquiror was by gift, inheritance, or any similar purported Transfer, the fair market value of the Prohibited Shares at the time of such purported Transfer), and (iii) the remainder, if any, to any entity designated by the Corporation that is described in Section 501(c)(3) of the Code. The recourse of any Purported Acquiror in respect of any Prohibited Shares shall be limited to the amount specified in clause
          (ii) of the preceding sentence. With respect to the application of clause (i) of the second preceding sentence, any Prohibited Distributions will first be applied to reimburse the Agent and/or the Corporation for any costs incurred in respect of their efforts to enforce the provisions of this Section (D) of this Article Sixth prior to application of the Sales Proceeds or the Resale Proceeds, as the case may be. Except as otherwise provided herein, in no event shall the proceeds of any sale of Prohibited Shares pursuant to this Article Sixth inure to the benefit of the Corporation or the Agent.

               (3) Within thirty (30) business days of learning of a purported Transfer of Prohibited Shares to a Purported Acquiror, the Corporation through its Secretary shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares, or any Resale Proceeds, and any Prohibited Distributions, and if such surrender is not made by the Purported Acquiror within thirty (30) business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this paragraph shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set out in this paragraph shall not constitute a waiver of any right of the Corporation to compel any transfer required by this paragraph.

               (4) Upon a determination by the Board of Directors that there has been or is threatened a purported Transfer of Prohibited Shares to a Purported Acquiror, the Board of Directors may take such action in addition to any action required by the preceding subparagraph as it deems advisable to give effect to the provisions of this Section (D), including, without limitation, refusing to give effect on the books of the Corporation to such purported Transfer of the Prohibited Shares or instituting proceedings to enjoin such purported Transfer of the Prohibited Shares.

          (f) Until the earliest of January 1, 2006, such date as the Corporation shall no longer have any unutilized Carryforwards or such date after which Section 382 of the Code is repealed or so substantially modified such that, in the opinion of counsel to the Corporation, the restrictions on transfer described in this Section (D) of this Article Sixth are no longer necessary to accomplish their intended purpose, all certificates representing shares of Voting Class A Common Stock shall conspicuously bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SET FORTH IN ARTICLE SIXTH OF THE CORPORATION'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE TEXT OF WHICH IS SUMMARIZED ON THE REVERSE SIDE OF THIS CERTIFICATE. ANY ATTEMPT TO ACQUIRE VOTING CLASS A COMMON STOCK OF THE CORPORATION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION."

                               CMI CORPORATION
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 5, 1995

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Thane Swisher and Jim D. Holland, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Voting Class A Common Stock, Common Stock or Preferred Stock of CMI Corporation held of record by the undersigned on March 8, 1995, at the Annual Meeting of shareholders to be held on May 5, 1995 or any adjournment thereof.

   1. Election of Directors.
   [_] For all nominees listed below (except as marked to the contrary below).
   [_] Withhold authority to vote for all nominees listed below.

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
                                Larry D. Hartzog
                              Thomas P. Stafford

   2. Amendment of Article Sixth of the Amended and Restated Certificate of Incorporation.

                     [_] For    [_] Against    [_] Abstain

   3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AND FOR THE AMENDMENT OF ARTICLE SIXTH OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.


- --------------------------------------------------------------------------------


   The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

   Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   Dated this_____day of_________, 1995.

                                                _____________________________
                                                Signature

                                                _____________________________
                                                Signature

      (Please sign, date and return promptly using the enclosed envelope.)